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                                                                    EXHIBIT 99.1

SEACHANGE
INTERNATIONAL                                                      NEWS RELEASE


  For more information:  John Coulbourn
                         SeaChange International
                         508-897-0100 x3098
                         johnc@schange.com


                     SEACHANGE INTERNATIONAL ANNOUNCES THE
                        ACQUISITION OF IPC INTERACTIVE



     MAYNARD, Mass. (Dec. 10, 1997) -- SeaChange International, Inc. (Nasdaq:
SEAC) today announced it has acquired privately-held IPC Interactive, Pte. Ltd. (Singapore) and its wholly owned U.S. subsidiary to capitalize on interactive television opportunities. Under the terms of the acquisition, 625,000 shares of SeaChange common stock were exchanged for all outstanding shares and options of IPC Interactive. The transaction will be accounted for under the purchase method of accounting.

     Headquartered in Novato, Calif. with offices in Singapore, IPC Interactive provides interactive television network systems to the hospitality and commercial property markets, in conjunction with entertainment content and licensing services. SeaChange is a leading provider of advanced digital video systems for the television industry. With this acquisition, the Company will be better positioned to provide end-to-end systems to meet the needs of the interactive digital television market. The new subsidiary will be renamed Guestserve Networks.

     SeaChange and IPC Interactive cooperatively developed the world's first fiber-optic local-area hotel network with Time Warner Cable of New York City, which was launched in the second quarter of this year and currently serves over 1,000 Manhattan hotel rooms. By using the centralized video server platform and interactive network, cable operators can offer a cost-effective, advanced television service to hotels.

     "SeaChange is in the business of building complete digital video systems that enable television operators to capture new revenue opportunities," said Bill Styslinger, president and CEO, SeaChange International, Inc. "By combining IPC Interactive's strengths with ours, SeaChange can now serve both the hoteliers and cable operators with proven high-quality systems and interactive television. Cable operators will have the competitive advantage to offer a vast library of movies, video games and Internet services. And the centralized network makes the service very cost-effective because the resources are shared among all the hotel rooms connected by the cable, operators' fiber network."

     IPC Interactive's principals are considered pioneers in the industry, and have been engaged in the development and deployment of interactive TV systems for the hotel and

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            124 Acton Street . Maynard, Massachusetts 01754 U.S.A.
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SeaChange Acquires IPC Interactive/2


commercial property industry for 13 years. IPC Interactive's Guestserve System has consistently been the lodging industry's technology leader, implementing the first "boxless" smart television to the hotel market in 1984. IPC Interactive currently provides fully interactive, multimedia, multi-user and multi-lingual services to 60,000 hotel rooms worldwide, including the 5,000 room MGM Grand Hotel in Las Vegas. Retaining the IPC Interactive U.S. and Singapore offices will enable SeaChange to extend its U.S. and Asia Pacific sales and service capabilities.

     "This is an excellent opportunity for IPC Interactive to combine its interactive television network software and market expertise with SeaChange's bright future in digital video delivery systems," said Johnathan Edwards, formerly chairman and CEO, IPC Interactive.

     Earlier this year, IPC Interactive introduced its MeTILTM software platform, which is an enabling technology for the interactive television network. Based on the Windows NT operating system, MeTIL utilizes the same communications protocol and fault-tolerant redundant architecture as the World Wide Web. With the MeTIL interactive server software and SeaChange MediaClusterTM-based video server platform at the cable headend, multiple hotels can efficiently be served a high level of interactive services.

Financial Information
---------------------

     The total acquisition costs for the transaction, including net assumed liabilities, is approximately $6.7 million. SeaChange expects to immediately expense approximately $5.0 to $5.5 million of the acquisition cost as purchased research and development under generally accepted accounting principles. Additionally, the Company expects to record goodwill and other intangible assets of approximately $1.2 to $1.7 million, to be amortized to expense over a five-year period.

     IPC Interactive reported revenues of approximately $11 million (audited) and $8 million (unaudited) for the period ended December 31, 1996 and in 1997 through the date of acquisition, largely from tape-based systems. Recorded losses for the same two periods were $2.9 million (audited) and $5.4 million (unaudited), respectively.

     Joe Tibbetts, chief financial officer, SeaChange International, commenting on IPC Interactive's historical results of operations, noted that in August 1997 the company cut its spending levels by reducing its workforce by approximately 25% from over 80 employees to approximately 60.

     "While we intend to continue providing IPC Interactive's services to its installed base and selling its tape-based systems to third-party service providers in certain markets, we expect that revenue growth will come from selling new server-based systems to cable companies and larger hotels," said Tibbetts.

     Founded in 1993, SeaChange International, Inc., of Maynard, Mass. (www.schange.com), is a leading provider of software-based products to manage, store and distribute digital video for television operators and telecommunications companies.


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SeaChange Acquires IPC Interactive/3


The Company's products automate the management and distribution of short and long-form video streams including advertisements, movies, news updates and other video programming requiring precise, accurate and continuous execution. SeaChange's products are installed in hundreds of geographic markets and serve more than 12,000 television channels worldwide.

                                     # # #

MediaCluster, Guestserve Network and MeTIL are trademarks of SeaChange International, Inc.

     Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected revenues, earnings, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the Company's ability to integrate the operation of IPC Interactive; fluctuations in demand for the Company's products and services; the Company's ability to manage its growth; the Company's ability to develop, market and introduce new and enhanced products and services on a timely basis; the rapid technological change which characterizes the Company's markets; the Company's significant concentration of customers; the Company's dependence on certain sole source suppliers and third-party manufacturers; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption "Certain Risk Factors" in the Company's Annual Report on Form 10-K dated March 28, 1997. Any forward-looking statements should be considered in light of those factors.


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